SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant                     [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[ ]    Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to Section 240.14a-11(c) or 240.14a-12

                             Dynatroncis Corporation
 ..............................................................................
                  (Name of Registrant as Specified in Charter)
 ..............................................................................
     (Name of Person(s) Filing Proxy Statement If Other Than The Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required

[ ]      $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
         Item 22(a)(2) of Schedule 14A.

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         1)       Title of each class of securities to which transaction
                  applies:
                  ..............................................................
         2)       Aggregate number of securities to which transaction applies:
                  ..............................................................
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         4)       Proposed maximum aggregate value of transaction:
                  ..............................................................
         5)       Total fee paid:
                  ..............................................................

[ ]      Fee paid previously with preliminary materials

[ ]      Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form of Schedule and the date of its filing.
         1)       Amount Previously Paid:.......................................
         2)       Form, Schedule or Registration Statement No...................
         3)       Filing Party:.................................................
         4)       Date Filed:...................................................
--------------------------------------------------------------------------------

                             DYNATRONICS CORPORATION

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                November 19, 2002



DEAR SHAREHOLDERS OF DYNATRONICS CORPORATION:

         The Annual Meeting of Shareholders of Dynatronics Corporation, a Utah corporation ("Dynatronics"), will be held at 7030 Park Centre Drive, Salt Lake City, Utah, 84121, as provided by our bylaws, as amended, on Tuesday, November 19, 2002, at 4:00 p.m., Mountain Daylight Time. At the meeting we will conduct the following business:

1. To elect a board of seven directors to hold office until the next Annual Meeting of Shareholders or until their respective successors have been elected or appointed;

2. To consider and act upon a proposal that the shareholders ratify the appointment of KPMG LLP as Dynatronics' independent public accountants for the fiscal year ending June 30, 2003; and

3. To transact such other business as may properly be brought before the meeting or any adjournment of the meeting.

         These items of business, including the nominees for directors, are more fully described in the Proxy Statement that is attached to and made a part of this Notice.

         Only shareholders of record owning shares of common stock at the close of business on Thursday, October 10, 2002 will be entitled to vote at this meeting. A list of shareholders entitled to vote will be available for inspection at the corporate offices of the company for ten days prior to the Annual Meeting and at the meeting.

                                            BY ORDER OF THE BOARD OF DIRECTORS


                                 /s/ Bob Cardon
                                 ---------------------------------------
                                 Bob Cardon, Corporate Secretary

Salt Lake City, Utah
October 16, 2002


                                    IMPORTANT

         Whether or not you expect to attend the Annual Meeting in person, to assure that your shares will be represented, please complete, date, sign and return the enclosed proxy without delay in the enclosed envelope. Your proxy will not be used if you are present at the meeting and desire to vote your shares personally. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

                                 PROXY STATEMENT

                             DYNATRONICS CORPORATION
                             7030 Park Centre Drive
                           Salt Lake City, Utah 84121

Solicitation of Proxies

         This Proxy Statement is furnished to you pursuant to Regulation 14A under the Securities Exchange Act of 1934 in connection with the solicitation of proxies in the enclosed form for use in voting at the Annual Meeting of Shareholders of Dynatronics Corporation, a Utah corporation, ("Dynatronics") to be held at 7030 Park Centre Drive, Salt Lake City, Utah 84121, at 4:00 p.m. (Mountain Daylight Time), on Tuesday, November 19, 2002, and at any and all adjournments or postponements thereof. This Proxy Statement, the Notice of Annual Meeting and the accompanying form of proxy will be mailed to shareholders of record as of October 10, 2002. This Proxy Statement, the enclosed proxy card and the Annual Report to Shareholders will be mailed on or about October 21, 2002 to shareholders entitled to vote at the meeting.

         Dynatronics will pay the cost of preparing and disseminating this information. In addition to the solicitation of proxies by use of the mails, the directors, officers and employees of Dynatronics, without receiving additional compensation therefore, may solicit proxies personally or by telephone or facsimile. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of the shares of common stock held by such persons, and Dynatronics will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

         ANY SHAREHOLDER WHO EXECUTES A PROXY MAY REVOKE IT AT ANYTIME BEFORE IT IS EXERCISED BY GIVING ANOTHER PROXY OR BY LETTER OR TELEGRAM DIRECTED TO DYNATRONICS.

         THE SOLICITATION OF PROXIES TO WHICH THIS PROXY STATEMENT RELATES IS BEING MADE ON BEHALF OF DYNATRONICS BY ITS BOARD OF DIRECTORS.

Voting

         The matters to be considered and voted upon at the Annual Meeting will be:

         1. Election of seven directors to serve until the next Annual Meeting of Shareholders or until their successors are elected and qualified;

         2. Ratification of the selection of KPMG LLP as the independent public accountants of Dynatronics; and

         3. Transaction of such other business as may properly come before the meeting.

         It is important that you promptly return your proxy. You are requested to vote, sign, date and return the proxy in the enclosed self-addressed envelope. Shares of common stock will be voted in accordance with the instructions indicated on properly executed proxies. If no instructions are indicated, those shares will be voted "FOR" the election of each of the seven nominees for director, "FOR" the ratification of the appointment of KPMG LLP as the independent public accountants of Dynatronics for the fiscal year ending June 30, 2003, and, in the discretion of the proxy holder, as to any other matters that may properly come before the Annual Meeting.

         The close of business on October 10, 2002 has been fixed as the "Record Date" for determining shareholders entitled to receive notice of and to vote at the meeting. At the close of business on the Record Date, there were 8,869,335 issued and outstanding shares of common stock, no par value, all of which are entitled to vote and be voted at the meeting. Each share is entitled to one vote and only shareholders of record of as of the close of business on the Record Date are entitled to vote their shares at the Annual Meeting. Shareholders will not be allowed to cumulate their shares. Holders of a majority of the shares entitled to be voted at the Annual Meeting must be represented at the Annual Meeting to constitute a quorum for purposes of conducting any business. Abstentions and broker non-votes will be counted as "represented" for the purpose of determining the presence or absence of a quorum, but will not be counted for any other purpose.

         Each of the proposed actions to be considered requires the affirmative approval of a majority of the votes cast at the Annual Meeting where holders of a majority of the shares issued and outstanding are present in person or by proxy. Under Utah law, once a quorum is established, shareholder approval with respect to a particular proposal is generally obtained when the votes cast in favor of the proposal exceed the votes cast against the proposal. Both abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum, but broker non-votes are not considered present and entitled to vote on any matter.

                          INFORMATION ABOUT THE COMPANY

Voting Securities and Principal Shareholders

         The following table contains information as of October 10, 2002, that has been provided to Dynatronics with respect to beneficial ownership of shares of common stock, for (1) all the persons known to be holders of more than 5% of our voting securities; (2) each director, (3) each executive officer named in the Summary Compensation Table of this Proxy Statement (the "Named Executive Officers") holding office on October 10, 2002, and (4) all executive officers and directors as a group. Unless noted otherwise, Dynatronics believes each person named below has sole voting and investment power with respect to the shares indicated. Unless otherwise indicated, the address of the shareholder is Dynatronics' principal executive offices, 7030 Park Centre Drive Salt Lake City, UT 84121.

                                                      Amount and
                                                       Nature of
                                                       Beneficial               Percent of
Name of Beneficial Owner                              Ownership (1)               Class

Kelvyn H. Cullimore, Jr.                              804,620  (2)                  8.9%
President, CEO, Director

Kelvyn H. Cullimore                                   199,104  (3)                  2.2%
Chairman of the Board

E. Keith Hansen, M.D.                                 304,650  (4)                  3.4%
Director

Larry K. Beardall                                     216,288  (5)                  2.4%
Exec. V.P., Director

Howard L. Edwards                                      81,000  (6)                   *
Director

Joseph H. Barton                                       42,000  (7)                   *
Director

Val J. Christensen                                     51,000  (8)                   *
Director

All executive officers and                          1,668,662  (9)                 17.9%
directors as a group (8 persons)


* Less than 1 percent of outstanding shares

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Included in the computation of the number of shares beneficially owned by a person and the percentage ownership of that person are shares of common stock subject to options, warrants, or other convertible instruments held by that person that are exercisable or that become exercisable within 60 days of October 10, 2002. Such shares, however, are not deemed outstanding for purposes of computing the ownership of any other person.

(2) Includes 501,780 shares owned directly, 142,840 shares owned by Mr. Cullimore's wife and minor children, 30,000 shares owned by a family corporation of which Mr. Cullimore is Vice President, and options for the purchase of 130,000 shares.

(3) Includes 136,191 shares owned directly, 2,913 shares owned by Mr. Cullimore's wife, 30,000 shares owned by a family corporation of which Mr. Cullimore is President, and options for the purchase of 30,000 shares.

(4) Includes 194,650 shares owned directly, 80,000 shares owned by a pension plan as to which Dr. Hansen is a beneficiary and options for the purchase of 30,000 shares

(5) Includes 75,588 shares owned directly, 15,700 shares owned by Mr. Beardall's children and options for the purchase of 125,000 shares.

(6) Includes 51,000 shares owned directly and options for the purchase of 30,000 shares.

(7) Includes 21,000 shares owned directly and options for the purchase of 21,000 shares.

(8)  Includes options for the purchase of 51,000 shares.

(9) The calculation of beneficially owned shares of all executive officers and directors as a group eliminates the duplicate entries of 30,000 shares owned by a family corporation which are reflected in the beneficial ownership of both Kelvyn H. Cullimore and Kelvyn H. Cullimore, Jr.


The Board of Directors

         Directors hold office until the next annual meeting of the shareholders and until their successors have been elected or appointed and duly qualified. Executive officers are appointed by the Board of Directors at the first meeting after each Annual Meeting of Shareholders and hold office until their successors are elected or appointed and duly qualified. Vacancies on the Board which are created by the retirement, resignation or removal of a director may be filled by the vote of the remaining members of the Board, with such new director serving the remainder of the term or until his successor shall be elected and qualify.

Meetings and Committees

         There were six regular meetings of the Board of Directors held during the fiscal year ended June 30, 2002. No director attended fewer than 75% of the meetings during the fiscal year.

         The Board has no formal Nominating Committee. The Board has a standing Compensation Committee comprising the outside directors that reviews and approves compensation matters for executive officers and has oversight responsibility for all benefit plans, including the company's stock option plan. Members of the Compensation Committee are: Dr. E. Keith Hansen, Joseph H.
Barton, Howard L. Edwards, and Val J. Christensen. The Compensation Committee held two meetings during the year ended June 30, 2002.

         The Board of Directors also has an Audit Committee comprising the same directors who serve as members of the Compensation Committee of the Board. The Audit Committee held three meetings during fiscal year 2002.

         According to its charter as adopted by the Board of Directors, the functions of the Audit Committee are (1) to review and approve the selection of, and all services performed by, the independent auditors, (2) to review and evaluate the company's internal controls, and (3) to review and report to the Board of Directors with respect to the scope of audit procedures, accounting practices and internal accounting and financial controls of the company.

         The Audit Committee has prepared the following report of its activities for the year ended June 30, 2002. The following report shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any other filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent Dynatronics specifically incorporates this information by reference, and shall not otherwise be deemed filed under such statutes.

                          Report of the Audit Committee

         The Audit Committee (referred to in this report as "we" and "us") is composed entirely of independent directors, and operates under a written charter. The Audit Committee assists the Board in fulfilling their responsibility to shareholders, potential shareholders and the investment community relating to accounting and financial reporting practices.

         The Audit Committee meets with management periodically to consider the adequacy of the company's internal controls and the objectivity of its financial reporting. The Audit Committee discusses these matters with the independent auditors and with appropriate financial personnel.

         As needed, the Audit Committee meets privately with both the independent auditors and the appropriate financial personnel, each of whom has unrestricted access to the members of the Audit Committee. The Audit Committee also selects and appoints the independent auditors and reviews periodically the auditors' performance and independence from management as well as the compensation paid to the auditors for services provided to the company.

         All members of the Audit Committee are "independent" for purposes of Rule 4200(a)(15) of The National Association of Securities Dealers' listing standards and applicable Marketplace Rules. That is, the Board of Directors has determined that none of the members of the Audit Committee has a relationship to Dynatronics that may interfere with their independence from Dynatronics and its management.

         Management has primary responsibility for the company's financial statements and the overall reporting process, including the company's system of internal controls. The independent auditors audit the annual financial statements prepared by management, express an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of Dynatronics in conformity with accounting principles generally accepted in the United States of America and discuss with us any issues they believe should be raised with the committee.

         This year, the Audit Committee reviewed the audited financial statements and met with both management and KPMG LLP, the independent auditors, to discuss those financial statements. Management has represented to us that the financial statements were prepared in accordance with accounting standards generally accepted in the United States of America.

         We have received from and discussed with KPMG LLP the written disclosure as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). These items relate to that firm's independence from Dynatronics. We also discussed with KPMG LLP any matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

         Based on these reviews and discussions, we recommended to the board of directors that Dynatronics' audited consolidated financial statements be included in the company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2002.

         Management has advised us that for the year ended June 30, 2002, Dynatronics paid fees to KPMG LLP for services in the following categories:

         Audit fees.........................$  49,500
         Other nonaudit fees................$  21,025

         KPMG LLP provided no financial information systems design implementation or consulting services. Other nonaudit fees consisted of tax consulting and compliance services. We have considered and determined that the provision of the non-audit services noted in the foregoing table is compatible with maintaining KPMG LLP's independence under applicable rules.

                                        Members of the Audit Committee

                                        Howard L. Edwards, Chairman
                                        Dr. E. Keith Hansen
                                        Joseph H. Barton
                                        Val J. Christensen

Litigation Matters

         There are no material legal proceedings to which any director or executive officer is a party adverse to Dynatronics.

Remuneration of Directors

         Directors who are otherwise employed by and receive remuneration as officers, are paid $100 per meeting for attendance at regular and special director's meetings. Outside directors are paid an annual director's fee of $3,600. In addition, Dynatronics pays all expenses incurred by directors in connection with attendance at Board and committee meetings.

         Each outside director also participates in an annual bonus program. The full annual bonus per director is an amount equal to one percent of the company's pre-tax profits. A total of $27,780 was paid to the outside directors under this plan for the fiscal year ended June 30, 2002.

Executive Officers and Directors

         The following table contains information concerning the company's directors and executive officers at October 10, 2002:

                                                      Director
                                                     or Officer              Position
Name                                Age                Since                with Company

Kelvyn H. Cullimore                 67               1983              Chairman of the Board
Kelvyn H. Cullimore, Jr.            46               1983              President, CEO and Director
Larry K. Beardall                   46               1986              Executive Vice President of
                                                                          Sales and Marketing and Director
E. Keith Hansen, M.D.               57               1983              Director
Joseph H. Barton                    74               1995              Director
Howard L. Edwards                   71               1997              Director
Val J. Christensen                  49               1999              Director
Ronald J. Hatch                     58               2002              Vice President of Operations and R&D

         Kelvyn H. Cullimore is the father of Kelvyn H. Cullimore, Jr. No other family relationships exist among officers and directors.

         Kelvyn H. Cullimore has served as Chairman of the Board of Dynatronics since its incorporation in April 1983. From 1983 until 1992, Mr. Cullimore served as President of Dynatronics. Mr. Cullimore received a B.S. in Marketing from Brigham Young University in 1957, and following graduation, worked for a number of years as a partner in a family-owned home furnishings business in Oklahoma City, Oklahoma. Mr. Cullimore has participated in the organization and management of various enterprises, becoming the president or general partner in several business entities, including real estate, motion picture, and equipment partnerships. From 1979 until 1992, Mr. Cullimore served as Chairman of the Board of American Consolidated Industries (ACI), the former parent company of Dynatronics. From 1986 until 1999, Mr. Cullimore served as President of ITEC Attractions, Inc. (ITEC) and from 1986 to 1997 he served as ITEC's Chairman, President and CEO. Presently, Mr. Cullimore serves on the board of directors of ITEC.

         Kelvyn H. Cullimore, Jr. became President and Chief Executive Officer of Dynatronics in December of 1992. He has been a Director since the company's incorporation. He served as Secretary/Treasurer of Dynatronics from 1983 until 1992 and Administrative Vice President from 1988 until 1992. Mr. Cullimore graduated from Brigham Young University with a degree in Financial and Estate Planning in 1980. Mr. Cullimore has served on the board of directors of several businesses, including Dynatronics Marketing Company and ACI. He currently serves on the board of ITEC. In addition, he was Secretary/Treasurer of ACI and Dynatronics Marketing Company. From 1983 until 1992 Mr. Cullimore served as Executive Vice President and Chief Operating Officer of ACI.

         Larry K. Beardall was appointed Executive Vice President of Dynatronics in December of 1992. He has served as a Director and the Vice President of Sales and Marketing for Dynatronics since July of 1986. Mr. Beardall joined Dynatronics in February of 1986 as Director of Marketing. He graduated from Brigham Young University with a degree in Finance in 1979. Prior to his employment with Dynatronics, Mr. Beardall worked with GTE Corporation in Durham, North Carolina as the Manager of Mergers and Acquisitions and then with Donzis Protective Equipment in Houston, Texas as National Sales Manager. He also served on the board of directors of Nielsen & Nielsen, Inc., the marketing arm for Donzis, a supplier of protective sports equipment.

         E. Keith Hansen, M.D. has been a Director of Dynatronics since 1983. Dr. Hansen obtained a Bachelor of Arts degree from the University of Utah in 1966 and an M.D. degree from Temple University in 1972. He has been in private practice in Sandy, Utah since 1976. Dr. Hansen was also a director of ACI until 1992 and a director of Mountain Resources Corporation from 1980 to 1988. Currently, Dr. Hansen serves as a director of Accent Publishers, a privately held company, based in Salt Lake City, Utah.

         Joseph H. Barton was elected a Director in November 1995, and began serving in January 1996. Mr. Barton received a Civil Engineering degree from the University of California at Berkeley and has held various executive positions including President of J.H. Barton Construction Company, Senior Vice President of Beverly Enterprises, and President of KB Industries, a building and land development company. Most recently, Mr. Barton served as Senior Vice President of GranCare, Inc. from 1989 to 1994 and currently is a consultant for Covenant Care, a company that owns and manages long-term care facilities throughout the United States.

         Howard L. Edwards was elected a Director in January 1997. From 1968 to 1995 Mr. Edwards served in various capacities at Atlantic Richfield Company
(ARCO) and its predecessor, the Anaconda Company, including corporate secretary, vice president, treasurer and general attorney. In addition, Mr. Edwards was a partner in the law firm of VanCott, Bagley, Cornwall and McCarthy, in Salt Lake City, Utah. He graduated from the George Washington University School of Law in 1959 and received a bachelor's degree in Finance and Banking from Brigham Young University in 1955.

         Val J. Christensen became a member of the Board in January 1999. Since 1996, Mr. Christensen has served as Executive Vice President of Franklin Covey Company, where he has also served as General Counsel since 1990. He was a member of Franklin's board of directors from 1991 to 1997. Prior to joining Franklin, Mr. Christensen was engaged in the private practice of law with the international law firm of LeBoeuf, Lamb, Leiby & MacRae, specializing in general business and business litigation matters. Following graduation from law school in 1980, Mr. Christensen served as a law clerk to the Honorable James K. Logan of the United States Tenth Circuit Court of Appeals. He is an honors graduate of the J. Rueben Clark Law School at Brigham Young University and served as articles editor of the BYU Law Review.

         Ronald J. Hatch was appointed Vice President of Operations and R&D in July 2002. Prior to joining Dynatronics in June 2002, Mr. Hatch worked with Lineo, Inc. as a Senior Project Manager from 1999 to 2002. From 1972 to 1998, he served in various management responsibilities at Philips Semiconductors - Signetics. He graduated from Brigham Young University with a degree in Electronics Engineering Technology in 1970 and received an MBA degree from the University of Phoenix (in Salt Lake City) in 1991.

Certain Relationships and Related Transactions

         Except as described in this Proxy Statement under the captions, "Employment Contracts" and "Salary Continuation Plan," during the two years ended June 30, 2002 Dynatronics was not a party to any transaction in which any director, executive officer or shareholder holding more than 5% of the issued and outstanding common stock had a direct or indirect material interest.

Compliance with Section 16(a) of the Securities Exchange Act of 1934
--------------------------------------------------------------------

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the executive officers and directors, and persons who own more than 10% of a registered class of the company's equity securities ("Reporting Persons") to file initial reports of ownership and to report changes in ownership in reports filed with the Securities and Exchange Commission. Reporting Persons are required by regulation of the Securities and Exchange Commission to furnish Dynatronics with copies of all Section 16(a) forms they file.

         Based solely on review of the copies of such forms furnished to Dynatronics during and with respect to the fiscal year ended June 30, 2002, Dynatronics believes that during fiscal year 2002 all Section 16(a) filings applicable to these Reporting Persons were timely filed with the exception of one Form 4 filing made by each of Kelvyn H. Cullimore, Kelvyn H. Cullimore, Jr. and Larry K Beardall in September 2001, which were filed one week late.

         EXECUTIVE COMPENSATION AND OTHER MATTERS

         The following table summarizes the compensation of the company's Chief Executive Officer and the three most highly paid executive officers at June 30, 2002, other than the Chief Executive Officer, whose total salary and bonus exceeded $100,000 during the year then ended (collectively the "Named Executive Officers") and the amounts earned by each of them during the past three fiscal years:

                           Summary Compensation Table

                                                 Annual Compensation                     Long-Term Compensation
                                     -------------------------------------------- -------------------------------------

                                                                Other Annual         Securities            AllOOther
                                                                Compensation      Underlying Options    Compensation ($)
         Position            Year     Salary ($)     Bonus          ($)(1)            /SARs(#)              (2)
--------------------------- -------  ------------- -----------  -------------------------------------------------------
Kelvyn H. Cullimore, Jr.      2000    $   109,011    $ 17,417    $        10,414         0/0            $         -
CEO / President               2001    $   109,011    $ 21,228    $        11,232       30,000/0         $         -
                              2002    $   109,011    $ 20,803    $        10,450         0/0            $         -

Kelvyn H. Cullimore           2000    $   105,000    $ 28,633    $        15,006         0/0            $   481,894
Chairman of the Board         2001    $   131,250    $ 35,378    $        16,363       30,000/0         $         -
                              2002    $   131,250    $ 34,671    $        16,986         0/0            $         -

Larry K. Beardall             2000    $    99,483    $ 23,223    $         9,944         0/0            $         -
Executive Vice President      2001    $    99,483    $ 28,304    $        10,762       25,000/0         $         -
                              2002    $    99,483    $ 27,736    $        10,073         0/0            $         -

John S. Ramey (3)             2000    $    84,300    $ 11,612    $         7,872         0/0            $         -
Senior Vice President         2001    $    84,300    $ 14,151    $         8,124       20,000/0         $         -
                              2002    $    88,146    $ 13,868    $         9,599         0/0            $         -



(1) Dynatronics provides automobiles for certain executive officers and pays all vehicle operating expenses. Dynatronics also provides life insurance for its officers. The amount of this column includes the approximate value of these benefits to the Named Executive Officer.


(2) Includes amounts received in settlement of compensation payable under a salary continuation plan, as discussed below in greater detail.

(3)  Mr. Ramey retired in July 2002 due to health reasons.

         During the most recent completed fiscal year, Dynatronics made no awards under any long-term incentive plan. Dynatronics has never granted stock appreciation rights.

Employment Contracts

         Dynatronics has entered into written employment contracts with two executive officers, Kelvyn H. Cullimore, Jr., President and Chief Executive Officer, and Larry K. Beardall, Executive Vice President. The initial terms of these contracts run through the end of fiscal year 2003. Both contracts may be renewed automatically, subject to the right of either party to terminate the agreements upon 90 days notice made prior to the last day of the initial term or any renewal term. The contract extensions would extend each contract for up to an additional ten years (five renewal terms of two years each). The compensation package under each contract includes an auto allowance, an annual bonus based on pre-tax operating profit (at rates established by the Compensation Committee), and stock options granted under the company's 1992 Stock Option Plan, as amended and restated. Each officer also participates in the salary continuation plan and receives other welfare and employee benefits that are standard in such agreements, including, by way of example, health insurance and disability coverage, paid vacation and company-paid life insurance. The contracts also contain a provision granting the executives certain rights and protections in the event of a change in control. Among other things, the change of control provision of the contracts provide for severance payments to the executives if their employment is discontinued as a result of the change of control of Dynatronics.

         The employment agreements described above terminate upon the death or disability of the executive or termination of employment for cause. The agreements also contain covenants of the executives that, during the term of their employment and continuing for a specified period after the termination of their employment for any reason, with or without cause, they will not compete with Dynatronics or make use of or disclose confidential information of Dynatronics.

Bonus Plan

         Dynatronics maintains a discretionary incentive bonus plan administered by the Compensation Committee. Pursuant to the plan, the Compensation Committee granted incentive bonuses to certain officers and employees during the year ended June 30, 2002. The total amount of bonuses paid for fiscal year 2002 was $182,747, of which $97,078 was paid to Named Executive Officers as a group, in the amounts included under the "Bonus" heading in the Summary Compensation Table.

Salary Continuation Plan

         During fiscal year 1988, the Board of Directors adopted a salary continuation agreement for certain Named Executive Officers. This agreement provides for a pre-retirement benefit to be paid to the officer's designated beneficiary in the event he dies before reaching age 65 and a retirement benefit to be paid upon reaching age 65. The pre-retirement benefit provides for payment of 50% of the officer's compensation at the time of death up to $75,000 annually for a period of 15 years or until the officer would have reached age 65, whichever is longer. The retirement benefit provides the officer $75,000 annually for a period of 15 years. Presently, Kelvyn H. Cullimore, Jr. and Larry
K. Beardall are covered under this plan. Until April 2000, Kelvyn H. Cullimore, the Chairman of the Board was also covered under this plan.

         Funding for obligations arising in connection with the salary continuation agreement is provided by life insurance policies on the participating officers, of which Dynatronics is the owner and beneficiary. The face amounts of the policies have been determined so that sufficient cash values and death benefits under the policies will meet the obligations as they occur. In fiscal year 2002, Dynatronics expensed $13,020 relating to salary continuation obligations under the salary continuation agreement.

         In April 2000, Dynatronics entered into a settlement agreement with Kelvyn H. Cullimore with respect to his salary continuation agreement as Chairman of the Board of Directors. Under the terms of the settlement, Dynatronics made a lump sum payment of $481,894 and terminated Mr. Cullimore's salary continuation agreement. The payment was funded from the surrender of a life insurance policy that was used as the funding vehicle for his Salary Continuation Agreement. The surrender of the life insurance policy resulted in income tax expense of approximately $79,000 since the tax basis of the policy was lower than the amount received by Dynatronics. The settlement with Mr. Cullimore eliminated approximately $500,000 in expenses over the subsequent 15 years, and would have reduced net income of Dynatronics in those future periods.

401(k) Plan

         Dynatronics has adopted a 401(k) Plan. Employees who are at least age 20 and have completed at least six months of service with Dynatronics are eligible to participate in the 401(k) Plan.

         Eligible employees may make contributions to the 401(k) Plan in the form of salary deferrals up to 15% of total compensation, not to exceed $10,500, the maximum allowable amount of salary deferrals for calendar 2001. Dynatronics matches annual employee contributions at 25% of employee contributions, up to a maximum of $500 per employee per year.

         Participants under the 401(k) Plan are fully vested in their salary deferral contributions and vest 20% per year after two years of participation in matching contributions by the company. Amounts deferred by Named Executive Officers under the 401(k) Plan are included under "Salary" in the Summary Compensation Table. Matching contributions for each Named Executive Officer are included in the "Other Compensation" column in the table above.

Stock Option Grants in Fiscal Year 2002

         During fiscal year 2002, the company granted options to purchase 90,861 shares of common stock under the 1992 Stock Option Plan to employees and outside directors. The options granted give the participant the right to purchase common stock and are exercisable commencing one year from the date of grant. The weighted average per share exercise price of these options was $1.12. No options were granted to the Named Executive Officers during the fiscal year ended June 30, 2002.

Stock Options Exercised and Outstanding

         The following table contains certain information, including the fiscal year-end value of unexercised stock options held by the Named Executive Officers as of June 30, 2002.

                                         Aggregated Option Exercises in Last Fiscal Year
                                                And Fiscal Year-End Option Values


    Name                                                          Number of Securities
                                                                       Underlying         Value of Unexercised
                                                                   Unexercised Options    /In-the-MoneyEOptions
                             Shares                                   At 6/30/2002          SARsnAte6/30/200
                           Acquired on      ValuesRealized          (#) Exercisable/          Exercisable /
                           Exercise (#)            ($)                Unexercisable         Unexercisable (1)
--------------            ---------------------------------------------------------------------------------------------------------
Kelvyn H. Cullimore, Jr.       25,000            $ 23,500              130,000 / 0                 $0 / 0

Kelvyn H. Cullimore            10,000             $ 9,400               30,000 / 0                 $0 / 0

Larry K. Beardall              20,000            $ 18,800              125,000 / 0                 $0 / 0

John S. Ramey                  15,000            $ 14,100               35,000 / 0                 $0 / 0



(1) Value is based on the fair market value of the common stock on June 30, 2002. Values indicated reflect the difference between the exercise price of the unexercised options and the market value of shares of common stock on June 30, 2002. The closing bid price of the common stock on June 30, 2002, the last trading date in the company's fiscal year, as reported by NASDAQ, was $.93 per share. The exercise prices for the options listed above range between $.97 and $1.13 per share and the options were therefore not in the money.


                       PROPOSAL 1 - ELECTION OF DIRECTORS

         At the Annual Meeting of Shareholders, seven directors will be elected. The nominees are: Kelvyn H. Cullimore, Kelvyn H. Cullimore Jr., Larry K. Beardall, E. Keith Hansen, Joseph H. Barton, Howard L. Edwards, and Val J. Christensen. Biographical information about these nominees is included at pages six and seven of this Proxy Statement. The Board of Directors has no reason to believe that any nominee named herein will be unable or unwilling to serve. Each nominee presently serves as a director and has consented to be named as a nominee for re-election.

         Assuming a quorum is present for the meeting, the seven nominees receiving the highest number of affirmative votes of shares entitled to be voted will be elected as directors of Dynatronics for the ensuing year. Shareholders are not allowed to cumulate votes in the election of directors. Unless marked otherwise, proxies received will be voted FOR the election of each nominee.

Recommendation of the Board

         THE BOARD RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL BOARD NOMINEES NAMED ABOVE.

               PROPOSAL 2 - RATIFICATION OF SELECTION OF AUDITORS

         The firm of KPMG LLP served as independent public accountants for Dynatronics for the fiscal year ended June 30, 2002. KPMG LLP has served as the company's independent public accountants since 1988. The Audit Committee of the Board has selected the firm to continue in this capacity for the current fiscal year ending June 30, 2003. The shareholders have been asked to approve and ratify the selection of KPMG LLP as independent public accountants to audit the accounts and records of Dynatronics for the fiscal year ending June 30, 2003, and to perform other appropriate services as determined by the Audit Committee. If the stockholders fail to ratify the selection, the Board of Directors will reconsider its decision.

Recommendation of the Board

         THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" PROPOSAL #2 RATIFYING THE SELECTION OF KPMG LLP AS AUDITORS FOR DYNATRONICS FOR THE FISCAL YEAR ENDING JUNE 30, 2003.

         Representatives of KPMG LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire and may be available to respond to appropriate questions. During the two most recent fiscal years, there has been no resignation or dismissal of the independent public accountants engaged by Dynatronics.

                                  OTHER MATTERS

         The Board of Directors knows of no other matters to be presented at the Annual Meeting. If, however, any further business should properly come before the Annual Meeting, the persons named as proxies in the accompanying form will vote on such business in accordance with their best judgment.

                              SHAREHOLDER PROPOSALS

         Regulations adopted by the Securities and Exchange Commission require that shareholder proposals must be furnished to Dynatronics a reasonable time in advance of the meeting at which the action is proposed to be taken. Shareholder proposals intended to be presented at next year's 2003 Annual Meeting of the Shareholders must be received by Dynatronics at its corporate headquarters on or before July 31, 2003, in order to be included in the Proxy Statement and Form of Proxy relating to that meeting. Receipt of a shareholder proposal does not necessarily guarantee that the proposal will be included in the proxy. If a shareholder intends to propose any matter for a vote at the Annual Meeting of Shareholders to be held in 2003, but fails to notify Dynatronics of such intention prior to the date indicated above, then a proxy solicited by the Board of Directors may be voted on such matter in the discretion of the proxy holder, without discussion of the matter in the proxy statement soliciting such proxy and without such matter appearing as a separate item on the proxy card.

                             ADDITIONAL INFORMATION

         Dynatronics will provide, without charge, to each shareholder to whom this Proxy Statement is delivered, upon written or oral request, a copy of the company's annual report on Form 10-KSB for the year ended June 30, 2002, including the financial statements and schedules thereto, as filed with the Securities and Exchange Commission. The requested document will be sent by first class mail or other equally prompt means. Written or oral requests for such information should be directed to Mr. Bob Cardon, Corporate Secretary, Dynatronics Corporation, 7030 Park Centre Drive, Salt Lake City, UT 84121.

                                          DYNATRONICS CORPORATION
                                          By order of the Board of Directors


                                             /s/  Bob Cardon
                                          -----------------------------------
                                          Bob Cardon, Corporate Secretary